UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2017
Etsy, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New President and Chief Executive Officer
On April 30, 2017, the board of directors (the “Board”) of Etsy, Inc. (“Etsy”) appointed Josh Silverman, a director on the Board since November 2016, as Etsy’s President and Chief Executive Officer, effective May 3, 2017.
From January 2017 until recently, Mr. Silverman, 48, served as Senior Operating Advisor at Hellman & Friedman, a private equity investment firm. In 2016, Mr. Silverman served as Executive in Residence at Greylock Partners, a venture capital firm. Prior to that, Mr. Silverman served as President of Consumer Products and Services at American Express from June 2011 to December 2015. Before joining American Express, he was the CEO of Skype from February 2008 to September 2010. Mr. Silverman served as CEO of Shopping.com, an eBay company, from July 2006 to February 2008 and, prior to that, in various executive roles at eBay. Mr. Silverman was also co-founder and CEO of Evite, Inc. He currently serves on the board of directors of Shake Shack.
In connection with Mr. Silverman’s appointment, Etsy and Mr. Silverman entered into an offer letter on May 2, 2017 (the “Silverman Offer Letter”), which provides for the following compensation and benefits:

(i)	an annual base salary of $375,000;

(ii)	eligibility to participate in Etsy’s management cash incentive plan with a target bonus of 100% of base salary;

(iii)
an award under Etsy’s 2015 Equity Incentive Plan (the “2015 Plan”) of 250,000 restricted stock units (“RSUs”) granted on May 4, 2017, which will fully vest on the earlier of: (1) May 3, 2018; or (2) a “Change in Control” (as defined in the Etsy, Inc. Change in Control Severance Plan (the “CIC Severance Plan”)); in each case subject to continued employment;

(iv)
a grant under the Plan of options (“Stock Options”) to purchase 3,869,969 shares of Etsy common stock on the date of grant (May 4, 2017) at a price per share of $10.62, which will vest: (1) 25% on the first anniversary of the date of grant, with the remaining 75% of the grant to vest in equal monthly installments over the following 36 months or (2) 25% upon a “Change in Control” (as defined in the CIC Severance Plan); in each case subject to continued employment;

(v)
eligibility to participate in the CIC Severance Plan, which, subject to the terms and conditions therein, provides for 18 months of severance pay, up to 18 months of COBRA coverage, and 100% acceleration of all outstanding equity awards;

(vi)
eligibility to participate in the Etsy, Inc. Severance Plan (the “Etsy Severance Plan”) which, subject to the terms and conditions therein, provides for 12 months of severance pay and up to 12 months of COBRA coverage;

(vii)
Mr. Silverman will not be eligible for grants of future equity awards for the next four years. In addition, in connection with his transition from an independent director to an employee director, Mr. Silverman has forfeited his unvested non-employee director equity awards;

(viii)	for purposes of Mr. Silverman’s participation in the CIC Severance Plan and the Etsy Severance Plan:

•
the definition of “Cause” is amended, such that, in the case of clauses (b),(c) and (f) thereof, Etsy has agreed to give notice of the circumstances constituting Cause, and Mr. Silverman shall have the opportunity to cure such circumstances (if curable) within ten (10) business days following his receipt of such notice; and

•	the hiring of an Executive Chairman would be a material breach of a material agreement between Mr. Silverman and Etsy pursuant to clause (d) of the definition of “Qualifying Termination”;

(ix)	outside the context of a change in control:

•
If Mr. Silverman’s employment is terminated in a “Qualifying Termination” (as defined in the Etsy Severance Plan, as modified by the Silverman Offer Letter), 25% of his Stock Options will immediately vest; and

•
If Mr. Silverman’s employment is terminated other than for “Cause” (as defined in the Etsy Severance Plan, as modified by the Silverman Offer Letter), Mr. Silverman’s vested Stock Options will remain exercisable until the earlier of: (x) six months after his last day of employment; or (y) ten years after such Stock Options were granted; and

(x)	Etsy will reimburse Mr. Silverman for up to $10,000 in legal fees incurred by Mr. Silverman in connection with the employment offer.

This description of the Silverman Offer Letter is qualified in its entirety by reference to the full text of the Silverman Offer Letter, which will be filed as an exhibit to Etsy’s next quarterly report on Form 10-Q.
Departure of President and Chief Executive Officer
Mr. Silverman succeeds Chad Dickerson, who resigned from his positions as President, Chief Executive Officer and Chair, effective May 3, 2017. Mr. Dickerson will serve in an advisory role through May 31, 2017 (the “Dickerson Departure Date”).
On May 2, 2017, Mr. Dickerson and Etsy entered into a letter agreement (the “Dickerson Letter Agreement”) governing the terms of his departure. The Dickerson Letter Agreement provides for the following compensation and benefits:

(i)	continuation of Mr. Dickerson’s current base salary of $375,000 for 12 months after the Dickerson Departure Date;

(ii)	a one-time lump sum payment of $156,250;

(iii)	reimbursement of the COBRA premiums for up to 12 months after the Dickerson Departure Date;

(iv)	full acceleration on the Dickerson Departure Date of the vesting of the stock options previously awarded to Mr. Dickerson on January 30, 2015 and March 1, 2016;

(v)	acceleration on the Dickerson Departure Date of the vesting of 50% of the RSUs awarded to Mr. Dickerson on March 15, 2017;

(vi)	an extension of the period for Mr. Dickerson to exercise his vested options until May 31, 2018;

(vii)
subject to the acceleration described above, any options and RSUs that are unvested as of the Dickerson Departure Date will be forfeited in accordance with the 2015 Plan (or predecessor equity plan) and the applicable award agreements;

(viii)	a mutual release and waiver of claims between Etsy and Mr. Dickerson; and

(ix)	Etsy will reimburse Mr. Dickerson for up to $15,000 in legal fees incurred by Mr. Dickerson in connection with the Dickerson Letter Agreement.

This description of the Dickerson Letter Agreement is qualified in its entirety by reference to the full text of the Dickerson Letter Agreement, which will be filed as an exhibit to Etsy’s next quarterly report on Form 10-Q.
Departure of Chief Technology Officer
In addition, on May 2, 2017, Etsy also announced that John Allspaw, Chief Technology Officer, will be departing from Etsy. Mr. Allspaw will serve in an advisory role through May 30, 2017 (the “Allspaw Departure Date”).
On May 3, 2017, Mr. Allspaw and Etsy entered into a letter agreement (the “Allspaw Letter Agreement”) governing the terms of his departure. The Allspaw Letter Agreement provides for the following compensation and benefits:

(i)	continuation of Mr. Allspaw’s current base salary of $325,000 for 12 months after the Allspaw Departure Date;

(ii)	reimbursement of the COBRA premiums for up to 12 months after the Allspaw Departure Date;

(iii)	full acceleration on the Allspaw Departure Date of the vesting of the stock options previously awarded to Mr. Allspaw in October 2013 and November 2015;

(iv)	acceleration on the Allspaw Departure Date of the vesting of 100% of the RSUs awarded to Mr. Allspaw in November 2015 and 50% of the RSUs awarded to Mr. Allspaw in March 2017;

(v)	an extension of the period for Mr. Allspaw to exercise his vested options until May 30, 2018;

(vi)
subject to the acceleration described above, any options and RSUs that are unvested as of the Allspaw Departure Date will be forfeited in accordance with the 2015 Plan (or predecessor equity plan) and the applicable award agreements;

(vii)	a release and waiver of claims against Etsy by Mr. Allspaw; and

(viii)	Etsy will reimburse Mr. Allspaw for up to $10,000 in legal fees incurred by Mr. Allspaw in connection with the Allspaw Letter Agreement.

This description of the Allspaw Letter Agreement is qualified in its entirety by reference to the full text of the Allspaw Letter Agreement, which will be filed as an exhibit to Etsy’s next quarterly report on Form 10-Q.

Amendment to Letter Agreement for Incoming Chief Financial Officer
On May 4, 2017, the letter agreement between Rachel Glaser and Etsy dated April 2, 2017 (the “Glaser Offer Letter”) regarding her employment as Etsy's incoming Chief Financial Officer, was amended to provide for the following updated terms:

(i)	a start date of May 16, 2017;

(ii)	an increase in base salary from $350,000 to $375,000;

(iii)	an increase in signing bonus from $100,000 to $250,000;

(iv)	an increase in the grant date fair value of Ms. Glaser’s equity award from $1.6 million to $2.1 million; and

(v)
an amended definition of “Good Reason” for resignation purposes, such that this term shall mean the occurrence of any one or more of the following events without Ms. Glaser’s prior written consent, unless Etsy fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction):

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a material reduction by Etsy of Ms. Glaser’s duties, responsibilities, authority, or reporting relationship, such that she no longer serves in a substantive, senior executive role for Etsy comparable in stature to Ms. Glaser’s then-current role, or she no longer reports to the Chief Executive Officer of Etsy or the Board (in the circumstance where Etsy does not have a Chief Executive Officer or acting Chief Executive Officer);

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a requirement that she reports to work at a Company location that is more than twenty (20) miles greater than the distance between the principal residence she establishes following Ms. Glaser’s relocation to New York City and Etsy’s current office location in Brooklyn, NY (provided that such change in distance is not the result of a change in Ms. Glaser’s principal residence);

•	a material reduction in Ms. Glaser’s base salary; or

•	a material breach by Etsy of its obligations under the Glaser Offer Letter.

This description of the amendment to the Glaser Offer Letter is qualified in its entirety by reference to the full text of the Glaser Offer Letter, as amended. The amendment to the Glaser Offer Letter will be filed as an exhibit to Etsy’s next quarterly report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Jill Simeone
Jill Simeone
General Counsel and Secretary
Dated: May 4, 2017